EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Group Maintenance America Corp. and Subsidiaries

     We consent to incorporation by reference in the registration statements (No. 333-41749 and No. 333-41751) on Form S-8 of Group Maintenance America Corp. of (i) our report dated February 23, 1998, relating to the consolidated balance sheets of Group Maintenance America Corp. and subsidiaries as of December 31, 1997 and February 28, 1997, and the related consolidated statements of operations, cash flows and shareholders' equity for the ten months ended December 31, 1997 and the years ended February 28, 1997 and February 29, 1996, and (ii) our report dated July 11, 1997 relating to the balance sheets of Group Maintenance America Corp. as of December 31, 1996 and April 30, 1997, and the related statements of operations, shareholders' equity (deficit) and cash flows for the period from October 31, 1996 (Inception) to December 31, 1996 and the four months ended April 30, 1997, which reports appear in the December 31, 1997 annual report on Form 10-K of Group Maintenance America Corp.

                                          KPMG PEAT MARWICK LLP

Houston, Texas
March 30, 1998